TAX ALLOCATION AGREEMENT


         THIS TAX ALLOCATION AGREEMENT (this "Agreement") is entered into as of this 31st day of December, 1999, by and between Security Capital Group Incorporated, a Maryland corporation ("Parent"), and Homestead Village Incorporated, a Maryland corporation ("Subsidiary").

         WHEREAS, Parent, Subsidiary and others are members of an affiliated group of corporations as defined in section 1504 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Parent is the common parent; and

         WHEREAS, the parties desire to agree upon an equitable method consistent with representations made in Subsidiary's Prospectus Supplement dated April 5, 1999, for determining the financial consequences to Parent and Subsidiary of filing consolidated Federal income tax returns by Parent, Subsidiary and others;

         NOW, THEREFORE, in consideration of the foregoing promises and mutual covenants contained herein, the parties agree as follows:



         1.  DEFINITIONS

         (a) Terms used in this Agreement shall have the meanings ascribed to them in the Code, and the regulations and rulings issued thereunder, as from time to time in effect. Concepts referred to in this Agreement shall be interpreted in view of the provisions of the Code and the regulations and rulings thereunder then in effect.

         (b) For purposes of this Agreement, the terms set forth below shall be defined as follows:

              (i) "Capital Transactions" means a sale, merger, or other transaction pursuant to which Parent disposes of a number of shares as a result of which Parent owns less than 50% of the shares of Subsidiary.

              (ii) "Group" means Parent and all corporations (whether now existing or hereafter formed or acquired) that at the time would be entitled or required to join with Parent in filing a consolidated Federal income tax return.

             (iii) "Parent" means Parent, or any successor common parent corporation of the Group

              (iv) "Member" means any corporate  entity entitled to be included in the Group.

               (v) "Subsidiary Tax Liability" means the hypothetical Federal income tax liability of Subsidiary for a taxable year determined by multiplying the consolidated Federal income tax liability of the Group (calculated before credits and net operating losses attributable to Non-Subsidiary Members) for such taxable year as reflected on the consolidated Federal income tax return filed by Parent on behalf of the Group for such year, by a fraction, the numerator of which is the hypothetical Federal taxable income of Subsidiary for such taxable year, computed as though Subsidiary filed a separate Federal income tax return for such taxable year, and the denominator of which is the aggregate hypothetical Federal taxable income for all the Members for such taxable year, computed as if each such Member filed a separate Federal income tax return for such taxable year (but with the hypothetical Federal taxable income of no such Member being less than zero). Such hypothetical Federal income tax liability shall be determined at the end of the taxable year and shall reflect any tax elections, conventions, treatments or methods which are actually utilized by the Group in filing its consolidated Federal income tax return. In determining its hypothetical Federal taxable income for a taxable year, a Member shall take into account any net operating loss carryover, credit carryover or other tax attribute incurred by such Member in any previous year; provided that Subsidiary shall not take into account any Subsidiary Pre-Consolidation Net Operating Loss carryover to the extent actually previously utilized in any prior taxable year to offset any tax liability of the Group and provided further that Subsidiary shall not take into account any Subsidiary Post-Consolidation Net Operating Loss.
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          (vi) "Subsidiary  Estimated  Tax  Liability"  means  the  hypothetical
               estimated   consolidated   Federal   income  tax   liability  for
               Subsidiary determined in accordance with the principles of paragraph (b)(v).

          (vii)"Subsidiary Tax Refund" means an amount determined by multiplying the Federal income tax refund received by the Group for a taxable year by the fraction determined for Subsidiary under paragraph (b) (v) for the taxable year with respect to which such refund is received, but only in the event Subsidiary has actually made Subsidiary Tax Liability payments.

          (viii) "Subsidiary Pre-Consolidation Net Operating Losses" means all operating losses generated by Subsidiary prior to May 28, 1999.

          (ix) "Subsidiary Post-Consolidation Net Operating Losses" means all operating losses generated by Subsidiary during the period beginning May 28, 1999 and ending on the date on which Subsidiary ceases to be a Member.


         2.   ALLOCATIONS OF CONSOLIDATED
              FEDERAL INCOME TAX LIABILITY

          (a)  Filing by Parent

                 Parent shall file  consolidated  Federal income tax returns for each taxable year ending after the date hereof.

          (b)  Payment of Tax Liability

              For each taxable year ending after the date hereof during which Subsidiary is included in a consolidated Federal income tax return with Parent, Subsidiary will pay to Parent an amount equal to its Subsidiary Tax Liability. To the extent that the obligation to pay such amount has not been fully satisfied pursuant to paragraph 2(c) of this Agreement, Subsidiary shall pay any such remaining amount to Parent on the last date on which Parent is required to make its final payment of Federal income taxes for the taxable year without incurring any penalties or additions to tax.

          (c)  Estimated Payments

               On any date on which Parent is required to make an estimated payment of the consolidated Federal income tax of the Group under
               Section 6655 of the Code, Subsidiary will make estimated payments to Parent in an amount equal to its Subsidiary Estimated Tax Liability. If the total of such estimated payments made by Subsidiary to Parent with respect to a taxable year shall be in excess of the liability of Subsidiary to Parent pursuant to paragraph 2(b)(i) of this Agreement for such taxable year, Parent shall pay the amount of such excess to Subsidiary on the later of
               (1) the date on which Parent is required to make its final payment of Federal income taxes for the taxable year without incurring any penalties or additions to taxes or (2) the date of final determination of Parent's consolidated tax liability. In no instance shall Parent knowingly withhold excess estimated tax payments attributable to Subsidiary.



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          (d)  Tax Refunds

              (i)      Parent  shall  pay  to  Subsidiary   the  amount  of  the
                       Subsidiary Tax Refund for each taxable year ending after the date hereof.

              (ii) The payments described in this paragraph 2(d) shall be made not later than five days after such refund is received by Parent.

          (e)  Pre-Consolidation Net Operating Losses

               All Subsidiary Pre-Consolidation Net Operating Losses will inure 100% to the benefit of Parent in the event a Capital Transaction occurs.

         3.  CHANGES IN TAX LIABILITY

          (a) If the Subsidiary Tax Liability of Subsidiary is changed as the result of any final administrative or judicial determination (including a final "determination" as defined in Section 1313(a) of the Code) with respect to consolidated Federal income tax returns actually filed by the Group, then the amount of the payments required from Subsidiary to Parent under paragraph 2(b)(i) or the amount of the payment required from Parent to Subsidiary under paragraph 2(d)(i), as the case may be, shall be recomputed by substituting the amount of Subsidiary's Subsidiary Tax Liability (or Subsidiary Tax Refund) after the adjustments described above in place of Subsidiary's Subsidiary Tax Liability (or Subsidiary Tax Refund), provided that the principles of paragraph 1(b)(v) shall be applied in connection with such recomputation notwithstanding any contrary determination. If such final determination results in an increase in the Subsidiary Tax Liability, Subsidiary shall pay to Parent not later than five days after such final determination an amount equal to the excess of the new Subsidiary Tax Liability over the amount previously paid to Parent by Subsidiary. If such final determination results in a Subsidiary Tax Refund or increases the amount of a Subsidiary Tax Refund, Parent shall pay to Subsidiary not later than five days after receiving such refund an amount equal to the excess of the new Subsidiary Tax Refund over the amount previously paid to Subsidiary by Parent. The parties recognize that such new liability (or refund) for any taxable year is not necessarily Subsidiary's final liability (or refund) for that year, and may be recomputed more than once.

         (b) Payments made pursuant to paragraph (a) shall bear interest in the same manner as any late payment or refund of Federal income tax.



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         4.  PAYMENT

         (a) Any payment required by Subsidiary to Parent under this agreement shall be made (i) first, by reducing the amount of any account payable created under paragraph 4(b) (but not below zero), and
              (ii) then by entering or increasing an account payable to Parent on the books of account of Subsidiary.

         (b) Any payment required by Parent to Subsidiary pursuant to this agreement shall be made (i) first by reducing the amount of any account payable created under paragraph 4(a) (but not below zero) and (ii) then by entering or increasing an account payable to Subsidiary on the books of account of Parent.

         (c) Any account payable created under paragraph 4(a) or (b) shall be due in whole or in part on five days' written notice by Subsidiary or Parent, as the case may be, whose liability such account payable is, and any due but unpaid amounts shall bear interest from and after such due date at the prime rate of interest then most recently utilized by Parent in its principal short-term credit agreement, plus two percent (2%) per annum.


         5.  INDEMNITY

              Parent agrees to indemnify, defend and hold Subsidiary harmless from and against any and all liabilities for Federal income tax and Federal estimated income tax (including, in both cases, interest and penalties thereon) with respect to any taxable year to which this agreement applies; provided that the amount of such indemnity shall be reduced by and shall offset any payment required to be made by Subsidiary pursuant to this Agreement.


         6.  EFFECT OF AGREEMENT

         (a) As between Parent and Subsidiary, the provisions of this Agreement shall fix the liability of each to the other as to the matters covered hereunder, even if such provisions are not controlling for tax or other purposes (including, but not limited to, the computation of earnings and profits for Federal income tax purposes).

         (b)   This   Agreement   shall  be  effective  as  between  Parent  and
               Subsidiary in respect of all taxable years beginning 1999 until Subsidiary ceases to be a Member of the Group.

         7.  STATE AND LOCAL TAXES

              In the event Parent actually files consolidated, combined or unitary income or franchise tax returns or reports in any state or local jurisdiction on behalf of and pays such taxes owed by all or part of the Group, the principles and procedures (including indemnity in paragraph 5) stated in this Agreement shall apply for purposes of allocating such state tax liability.

         8.  MISCELLANEOUS PROVISIONS

         (a) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party.

         (b) This Agreement has been made in and shall be construed and enforced in accordance with the law of the State of Maryland from time to time obtaining, without regard to the conflicts of law provisions thereof.

         (c) This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.

         (d) All notices and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid addressed to the party to which the notice or other communication is given.

         (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their duly authorized representatives as of the date first above written.



                                         Security Capital Group Incorporated

                                         By:    /s/ Jeffrey A. Klopf
                                                   Jeffrey A. Klopf
                                                 Senior Vice President


                                         Homestead Village Incorporated

                                         By:   /s/  David C. Dressler, Jr.
                                                David C. Dressler, Jr.
                                                       President